Exhibit 99.1

Contact: Gary J. Fuges, CFA ValueClick, Inc 818-575-4677

ValueClick Exceeds Guidance for Second Quarter 2003 and Raises 2003 Guidance

Third Consecutive Quarter of GAAP Operating Income Growth

WESTLAKE VILLAGE, CA, July 29, 2003 – ValueClick, Inc. (Nasdaq: VCLK), a leading provider of innovative multi-channel media and technology solutions for marketers, today reported financial results for the second quarter ended June 30, 2003. Performance in the second quarter of 2003 exceeded the Company’s previously issued guidance of $19.0 million in revenue and $0.01 in diluted net income per share.

For the quarter ended June 30, 2003, ValueClick reported revenue of $20.1 million. Second quarter 2003 revenue increased $6.0 million, or 42 percent, from revenue of $14.1 million for the second quarter of 2002 and exceeded the Company’s previously issued guidance by approximately $1.1 million. Second quarter 2003 results include a full quarter of the Be Free operations and one month of operations from Search123, acquired in late May 2002 and 2003, respectively.

Second quarter 2003 pre-tax income was $1.6 million compared to a pre-tax loss of $2.7 million for the second quarter of 2002. Net income for the second quarter of 2003 of $1.3 million, or $0.02 per diluted common share, exceeded the Company’s previously issued guidance by approximately $0.01 and was an improvement compared to a net loss of $2.8 million, or $0.04 per diluted common share, for the second quarter of 2002.

The June 30, 2003 consolidated balance sheet remained strong with $222.7 million in cash, cash equivalents and marketable securities, $224.4 million in working capital and $225.9 million in total stockholders’ equity. The consolidated balance sheet as of June 30, 2003 reflects $4.6 million in cash used in the acquisition of Search123 during the second quarter. Cash provided by operations for the quarter was approximately $3.5 million, and as of June 30, 2003 the cash, cash equivalents and marketable securities balance represented $3.00 per outstanding common share.

In terms of guidance, ValueClick is raising its expectations for 2003. The Company now expects to report 2003 total revenue in the range of $85.0 to $86.0 million and diluted net income of $0.09 per share. For the third quarter of 2003, ValueClick anticipates revenue in the range of $21.5 million, an approximate 24 percent increase in revenue from the third quarter of 2002. The Company expects diluted net income per share of $0.02 in the third quarter of 2003.

“This quarter ValueClick delivered financial performance that exceeded guidance, and further enhanced its position as a leading single-source provider of digital marketing solutions,” said James Zarley, chief executive officer and chairman of ValueClick. “We achieved our third consecutive quarter of operating income growth and raised 2003 guidance while acquiring Search123, which will be an integral part of our media business going forward. We are proud of our achievements this quarter, and we look forward to continued success in the second half of this year.”

Second Quarter 2003 Conference Call Today

Chief Executive Officer and Chairman James Zarley and Chief Financial Officer Sam Paisley will present an overview of the results and other factors affecting financial performance for the quarter during a webcast on July 29, 2003 at 1:00PM PDT.  Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic and (719) 457-0820 for international callers. The passcode is 403692.

Webcast participants are encouraged to submit questions on financial results and business operations to management prior to the call. Questions will be addressed on the live call and should be received no later than 11:00AM PT on Tuesday, July 29, 2003. The e-mail address to submit questions is ir@valueclick.com.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

•                  AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

•                  Be Free (www.befree.com) provides measurable, ROI-focused marketing solutions to increase online leads and sales, utilizing Affiliate Marketing, Search Marketing, and Automated Merchandising.

•                  Mediaplex (www.mediaplex.com) provides technologies and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns.

•                  ValueClick Media (www.valueclick.com) provides a wide range of online marketing solutions – including Web Advertising, Email List Services and Search Marketing – to create awareness, deliver visitors, generate leads, drive sales, and grow customer relationships.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 28, 2003, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period Ended June 30,
	2003	2002
	(note 1) (Unaudited)

Revenue	$20,086	$14,107
Cost of revenue	6,947	4,961
Gross profit	13,139	9,146
Operating expenses:
Sales and marketing	4,931	3,690
General and administrative	4,634	4,417
Product development	2,497	2,521
Stock-based compensation	97	444
Amortization of intangible assets	342	49
Restructuring charge	—	2,320
Total operating expenses	12,501	13,441
Income (loss) from operations	638	(4,295)
Interest income, net	934	1,501
Gain on sale of marketable securities	—	134
Foreign currency transaction loss	—	(17)
Income (loss) before taxes and minority interests	1,572	(2,677)
Provision for income taxes	233	118
Income (loss) before minority interest	1,339	(2,795)
Minority share of income of consolidated subsidiary	(55)	(44)
Net income (loss)	$1,284	$(2,839)

Basic net income (loss) per share	$0.02	$(0.04)

Weighted-average shares used in computing basic net income (loss) per share	73,881	69,740

Diluted net income (loss) per share	$0.02	$(0.04)

Weighted-average shares used in computing diluted net income (loss) per share	77,226	69,740

Note (1) - The condensed consolidated statements of operations include the results of Be Free and Search123 from the dates of acquisition (May 23, 2002 and May 30, 2003, respectively) in accordance with the purchase method of accounting.  Had these purchase transactions been completed as of January 1, 2002, revenues would have been $20.9 million and $17.7 million and the net income (loss) would have been $1.3 million ($0.02 per share) and $(3.5) million ($(0.04) per share), for the three-month periods ended June 30, 2003 and 2002, respectively.

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Six-month Period Ended June 30,
	2003	2002
	(note 2) (Unaudited)

Revenue	$39,549	$26,463
Cost of revenue	13,448	9,532
Gross profit	26,101	16,931
Operating expenses:
Sales and marketing	9,909	7,561
General and administrative	9,086	8,459
Product development	5,069	4,433
Stock-based compensation	194	994
Amortization of intangible assets	654	94
Restructuring charge	—	2,320
Merger-related costs	—	17
Total operating expenses	24,912	23,878
Income (loss) from operations	1,189	(6,947)
Interest income, net	1,973	2,778
Gain on sale of marketable securities	—	134
Foreign currency transaction gain	—	42
Income (loss) before taxes, minority interests and cumulative effect of a change in accounting principle	3,162	(3,993)
Provision for (benefit from) income taxes	618	(19)
Income (loss) before minority interest and cumulative effect of a change in accounting principle	2,544	(3,974)
Minority share of (income) loss of consolidated subsidiary	(74)	20
Income (loss) before cumulative effect of change in accounting principle	2,470	(3,954)
Cumulative effect of a change in accounting principle (note 1)	—	(7,649)
Net income (loss)	$2,470	$(11,603)

Basic net income (loss) per share before cumulative effect of a change in accounting principle	$0.03	$(0.06)
Per share effect of accounting change (note 1)	—	(0.13)
Basic net income (loss) per share	$0.03	$(0.19)

Weighted-average shares used in computing basic net income (loss) per share	73,727	60,828

Diluted net income (loss) per share before cumulative effect of a change in accounting principle	$0.03	$(0.06)
Per share effect of accounting change	—	(0.13)
Diluted net income (loss) per share	$0.03	$(0.19)

Weighted-average shares used in computing diluted net income (loss) per share	76,520	60,828

Note (1) - Impact of SFAS 142 - On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, (“SFAS 142”). In accordance with the transitional guidance of SFAS 142, the Company recorded a one-time, non-cash impairment of approximately $7.6 million to reduce the carrying value of its goodwill. Such transitional charge is non-operational in nature and is reflected as a cumulative effect of a change in accounting principle in the amended condensed consolidated statement of operations for the six-month period ended June 30, 2002.

Note (2)  - The condensed consolidated statements of operations include the results of Be Free and Search123 from the dates of acquisition (May 23, 2002 and May 30, 2003, respectively) in accordance with the purchase method of accounting.  Had these purchase transactions been completed as of January 1, 2002, revenues would have been $41.5 million and $36.1 million and the net income (loss) would have been $2.3 million ($0.03 per share) and $(13.0) million ($(0.14) per share), for the six-month periods ended June 30, 2003 and 2002, respectively.

VALUECLICK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and marketable securities	$222,672	$232,978
Accounts receivable, net	14,680	13,739
Other current assets	3,299	3,343
Total current assets	240,651	250,060
Property and equipment, net	9,365	9,237
Intangible assets, net	7,591	2,819
Other assets	1,542	1,734
TOTAL ASSETS	259,149	263,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	16,279	15,831

Non-current liabilities	5,453	4,626
Minority interest in consolidated subsidiary	11,470	11,412

Total stockholders’ equity	225,947	231,981
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$259,149	$263,850

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six-month Period Ended June 30,
	2003	2002
	(Unaudited)
Cash Flows from operating activities:
Net income (loss)	$2,470	$(11,603)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,493	2,152
Cumulative effect of change in accounting principle	—	7,649
Non-cash restructuring charge	—	2,320
Provision for bad debts	599	723
Stock-based compensation	194	994
Minority share of income (loss) of consolidated subsidiary	74	(20)
Provision for deferred income taxes	27	46
Gain on the issuance of subsidiary stock	—	10
Changes in operating assets and liabilities	(281)	(2,193)
Net cash provided by operating activities	6,576	78

Net cash provided by investing activities	6,541	12,758

Net cash used in financing activities	(9,382)	(12,808)
Effect of currency translations	(298)	2,226
Net increase in cash and cash equivalents	3,437	2,254

Cash and cash equivalents, beginning of period	27,066	26,891
Cash and cash equivalents, end of period	$30,503	$29,145